Exhibit 10.20


                               FIRST AMENDMENT TO
                    AMENDED AND RESTATED FINANCING AGREEMENT


         This First Amendment to Amended and Restated Financing Agreement ("Amendment") is entered into as of December 22, 2003, by and among FACTORY 2-U STORES, INC., a Delaware corporation ("Company"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), in its capacity as Agent for the Lenders under the Financing Agreement ("Agent"); CITBC in its capacity as the Tranche A Lender (together with any other Persons who may subsequently become a Tranche A Lender, the "Tranche A Lenders"); and GB RETAIL FUNDING, LLC, a Massachusetts limited liability company in its capacity as the Tranche B Lender (together with any other Persons who may subsequently become a Tranche B Lender, the "Tranche B Lenders" and together with the Tranche A Lenders, the "Lenders").

     A. Agent, Company and Lenders have previously entered into that certain Amended and Restated Financing Agreement dated as of April 10, 2003 (the "Financing Agreement"), pursuant to which the Lenders have provided Company with certain loans and other financial accommodations.

     B. Company has requested that Agent and Lenders amend the Financing Agreement pursuant to the terms and subject to the conditions set forth in this Amendment.

     C. Agent and Lenders are willing to amend the Financing Agreement on the terms and subject to the conditions set forth in this Amendment.

     NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereto agree as follows, effective as of the date set forth above:

     1. Definitions. Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Financing Agreement.

     2. Amendments to Financing Agreement.

          (a) Section 1 of the Financing Agreement is hereby amended by deleting the definition of "Triggering Availability" in such Section in its entirety and replacing it with the following:

               "Triggering Availability shall mean at any time the excess of the Tranche A Borrowing Base (determined without regard to the Tranche A Loan Ceiling) over the sum of: (a) the outstanding aggregate amount of all Tranche A Obligations, less (i) $650,000 for the period beginning January 1, 2004 through January 31, 2004, (ii) $550,000 for the period beginning February 1, 2004 through February 28, 2004, (iii) $450,000 for the period beginning March 1, 2004 through March 31, 2004, and
          (iv) the sum equal to $350,000 for the period beginning April 1, 2004 through April 10, 2004; plus (b) the Availability Reserve; plus (c) the Availability Block."

          (b) Section 7.16 of the Financing Agreement is hereby amended by deleting such Section in its entirety and replacing with the following:

               "7.16 During the period from December 22 through January 5 of each year, so long as any Tranche B Obligations are outstanding, there shall be no outstanding balance of the Revolving Loans (exclusive of Letters of Credit) and the Stated Amount of Outstanding Letters of Credit shall not exceed Twelve Million Two Hundred Thousand Dollars ($12,200,000); provided, however, that the foregoing shall not apply during the period December 22 through 28, 2003, for so long as the Company is in compliance with Section 7.20 hereof; and provided, further, however, during the period from December 29, 2003 through January 5, 2004, the Company shall be permitted to have an outstanding balance of Revolving Loans in an aggregate amount of no greater than the balance of Tranche B Loan II existing as of the date such balance is repaid through a Revolving Loan pursuant to the second sentence of
          Section 8.15 hereof, plus the Amendment Fee of $150,000 as set forth in that certain First Amendment to Amended and Restated Financing Agreement dated as of December 22, 2003, by and among the parties."

          (c) The Financing Agreement is hereby amended by adding the following new provision to Section 7 thereof:

               "7.19 On or before December 23, 2003, the Company shall retain and continue to retain at such times as Agent deems necessary in its sole discretion based on its reasonable business judgement, applicable business trends and the Company's Availability, a person or firm in a consulting or advisory capacity specializing in financial, restructuring and management consulting ("Consultant"), acceptable to the Agent and upon terms and scope acceptable to the Agent, to provide financial and business consulting services to the Company, which services shall include, without limitation: (a) examine and assess the Company's capital and debt structure, (b) examine and assess the Company's business practices and market, (c) review and assist with preparation of the Company's financial projections, (d) review and evaluate the Company's reporting and borrowing certificate data, (e) review and evaluate existing business plans and develop new business plan and restructuring recommendations (the "Recommended Business Plan"), (f) identify and develop cost reduction initiatives and procedures, (g) assist the Company's management with business operations and implementation of financial, capital, and business operations restructuring and cost reduction initiatives, and (h) communicate with Agent regarding the Company's business operations and Consultant's efforts. In addition to the foregoing, the Company shall direct Consultant to present to Lenders a status report telephonically of the foregoing services and the status of its Recommended Business Plan by December 29, 2003, with a full report of the foregoing services and its Recommended Business Plan by December 31, 2003. Upon Agent's request, Consultant shall provide directly to Agent and/or Lenders additional reports with respect to Consultant's efforts and assessments. The Company shall not be required to incur Consultant's fees for the foregoing services in excess of the sum of $400,000 during any consecutive twelve (12) month period. The parties acknowledge that any such Consultant shall be an agent of the Company and the Company shall be responsible for payment of Consultant's fees."

          (d) The Financing Agreement is hereby amended by adding the following new provision to Section 7 thereof:

               "7.20 During the period from December 22, 2003 through December 29, 2003, the total outstanding balance of Tranche A Loans shall not exceed Nine Million Five Hundred Thousand Dollars ($9,500,000)."

          (e) Section 8.15 of the Financing Agreement is hereby amended by deleting such Section in its entirety and replacing with the following:

               "8.15 The full unpaid balance of Tranche B Loan I shall be due and payable on the first to occur of the Tranche B Maturity Date or an Early Termination Date; provided, however, that the Company shall not pay the balance of Tranche B Loan I on the Tranche B Maturity Date if an Event of Default hereunder then exists or if such payment would create an Event of Default hereunder; provided further, however, notwithstanding the foregoing, the failure of the Company to pay the full outstanding balance of Tranche B Loan I on the Tranche B Maturity Date shall constitute an Event of Default hereunder. The full unpaid balance of Tranche B Loan II shall be due and payable to the Tranche B Lenders by the Company on or before December 23, 2003, and the Company and the Tranche A Lenders hereby agree that such amount shall be paid on or before such date by the Tranche A Lenders on behalf of the Company as a Revolving Loan owing by the Company to the Tranche A Lenders hereunder."

     3. Fee. In consideration of the foregoing amendment, Company shall pay to Agent, (a) for the benefit of the Tranche A Lenders, an amendment fee of One Hundred Twenty-Five Thousand Dollars ($125,000), and (b) for the benefit of the Tranche B Lenders, an amendment fee of Twenty-Five Thousand Dollars ($25,000) (collectively, the "Amendment Fee"). The Amendment Fee shall be fully earned by Lenders as of the date hereof and shall be payable and charged to Company's Revolving Loan Account.

     4. Conditions Precedent. The effectiveness of the foregoing amendment shall be, and hereby is, subject to the fulfillment to Agent's satisfaction of the Conditions Precedent. The "Conditions Precedent" shall mean each of the following:

          (a) Receipt by Agent of this Amendment duly executed by each of the parties hereto;

          (b) Company shall have paid to Agent the Amendment Fee; and

          (c) As of the date hereof, the representations and warranties contained in Section 7 of the Financing Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and no Default or Event of Default shall be existing or have occurred and be continuing.

     5. Miscellaneous.

          (a) Reference to and Effect on the Financing Agreement.

               (i) Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Financing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

               (ii) The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under the Financing Agreement or any agreement or document executed in connection therewith.

               (iii)  Upon  the  Conditions  Precedent  being  satisfied,   this
          Amendment shall be construed as one with the existing Financing Agreement, and the existing Financing Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

          (b) Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section 8.5 of the Financing Agreement.

          (c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (e) Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.

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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                   Company:

                                        FACTORY 2-U STORES, INC.


                                        By:/s/ Norman G. Plotkin
                                           -------------------------------------
                                        Name: Norman G. Plotkin
                                             -----------------------------------
                                        Title: Interim Chief Executive Officer
                                              ----------------------------------


                                   Agent and Tranche A Lender:

                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By:/s/ Mike Richman
                                           -------------------------------------
                                        Name: Mike Richman
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                   Tranche B Lender:

                                        GB RETAIL FUNDING, LLC


                                        By:/s/ Larry Klaff
                                           -------------------------------------
                                        Name: Larry Klaff
                                             -----------------------------------
                                        Title: Managing Director
                                              ----------------------------------